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                                                                      Exhibit 15

            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


To LCI International, Inc.:

We are aware that LCI International, Inc. has incorporated by reference in its Registration Statement No. 33-96186 its Form 10-Q for the quarters ending March 31, 1996 and June 30, 1996, which includes our reports dated April 24, 1996 and July 24, 1996, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                                             ARTHUR ANDERSEN LLP

Washington, D.C.,
  October 25, 1996